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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  November 19, 2007

POWERCOLD CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Nevada	33-19584	23-2582701
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

115 Canfield Road La Vernia, Texas	78121
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 830 779-5223

N/A

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8K fining is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]

Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

[  ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17   CFR 240.13e-4(c))

SEC 873 (11-06) Potential persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

Item 8.01 Other Events

The Registrant’s Board of Directors approved the appointment of Frank J. Bowman, Jr. as an Advisor to the Board of Directors, effective November 1, 2007.  Mr. Bowman has over 38 years experience in the HVAC industry. His extensive industry marketing experience will be specifically supportive in consulting PowerCold’s Sales and Marketing Operations worldwide.

His employment experience includes: Baltimore Aircoil Company 1969-2004; Service Manager and Product Manager 1969-1976, Director of Marketing 1976-1999 (Europe, US for Building Trades and US for Process & Power), Vice President Marketing International 1999-2004, where he secured the largest single order in that Company’s history in 2000. Since his retirement in 2004, Mr. Bowman has been the founder and President of Bowman Engineering & Equipment Company. His Professional Associations and Civic Organizations include: World Trade Center Institute, International Business Leadership Award; Board of Directors, Maryland Business Center; Board of Directors, Maryland China Business Council; ASHRAE - American Society of Heating, Refrigeration and Air Conditioning Engineers; Association of Iron and Steel Engineers; CTI -Cooling Tower Institute; NCAA Swimming Official; Central Maryland Swim League, Board of Directors.

This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference to such filing.

SIGNATURES

FORM 8-K

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POWERCOLD CORPORATION

/s/ Francis L. Simola

___________________________

Francis L. Simola

Chief Executive Officer

Date:  November 19, 2007